                            ASSET PURCHASE AGREEMENT

                                     between

                            SUNRISE PRESCHOOLS, INC.
                             A Delaware corporation

                                       and

                   CALMAN CORPORATION, an Arizona corporation,
                     LKG, INC., an Arizona corporation, and
                    COUNTRY AIR, INC., an Arizona corporation
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                                TABLE OF CONTENTS

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ARTICLE I      DEFINITIONS...........................................     1

        1.1    Business..............................................     1
        1.2    Closing...............................................     1
        1.3    Closing Date..........................................     1
        1.4    Contracts.............................................     1
        1.5    Due Diligence Period..................................     2
        1.6    Equipment.............................................     2
        1.7    Leased Locations......................................     2
        1.8    Leases to be Assigned.................................     2
        1.9    Purchase Price........................................     2
        1.10   Purchased Assets......................................     2
        1.11   Termination Date......................................     2
        1.12   Trade Accounts Payable................................     2
        1.13   Trade Accounts Receivable.............................     3
        1.14   Selling Parties.......................................     3

ARTICLE II     PURCHASE AND SALE.....................................     3

        2.1    Purchase and Sale.....................................     3

ARTICLE III    PURCHASE PRICE........................................     3

        3.1    Purchase Price........................................     3
        3.2    Security Interest.....................................     4

ARTICLE IV     ASSUMPTION OF LIABILITIES.............................     4

        4.1    Contracts and Leases..................................     4
        4.2    Nonassumption of Other Liabilities....................     4
        4.3    Consents to Assignment................................     4

ARTICLE V      COLLECTION OF TRADE ACCOUNTS RECEIVABLE...............     5

        5.1    Collection of Trade Accounts Receivable...............     5

ARTICLE VI     DUE DILIGENCE.........................................     5
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
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        6.1    Buyer's Financial Information...............................     5
        6.2    Due Diligence...............................................     5
        6.3    Access......................................................     5
        6.4    Termination of Agreement....................................     6

ARTICLE VII    REPRESENTATIONS AND WARRANTIES OF SELLING PARTIES...........     6

        7.1    Status......................................................     6
        7.2    Authority...................................................     6
        7.3    Title to Purchased Assets...................................     7
        7.4    Tax Matters.................................................     7
        7.5    Litigation..................................................     7
        7.6    Environmental Matters.......................................     7
        7.7    Banking and Financial Records...............................     7
        7.8    Trade Accounts Receivable...................................     7

ARTICLE VIII   REPRESENTATIONS AND WARRANTIES OF BUYER.....................     7

        8.1    Corporate Status............................................     7
        8.2    Corporate Authority.........................................     8
        8.3    Inspection..................................................     8

ARTICLE IX     EMPLOYEES...................................................     8

        9.1    Definition..................................................     8
        9.2    Termination.................................................     8
        9.3    Labor Contracts.............................................     8
        9.4    Pension Plans...............................................     9
        9.5    Workmen's Compensation......................................     9
        9.6    Nonassumption of Obligations Owed Employees.................     9

ARTICLE X      REALTY......................................................     9

        10.1   Warranty of Title...........................................     9
        10.2   Conveyance..................................................     9
        10.3   Insurance...................................................     9

ARTICLE XI     INDEMNITIES................................................      9

        11.1   Selling Parties............................................      9
        11.2   Buyer......................................................     10
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ARTICLE XII    TAXES AND UTILITIES..........................................     10

        12.1   Transfer Taxes...............................................     10

ARTICLE XIII   CONDUCT OF OPERATIONS PRIOR TO CLOSING.......................     10

        13.1   Conduct of Operations........................................     10
        13.2   Requisite Government Approvals...............................     10

ARTICLE XIV    CLOSING......................................................     11

        14.1   Closing......................................................     11

ARTICLE XV     CONDITIONS PRECEDENT TO BUYER'S DUTY TO CLOSE................     11

        15.1   Continued Truth of Warranties................................     11
        15.2   Performance of Obligations...................................     11
        15.3   Delivery of Closing Documents................................     11
        15.4   Litigation...................................................     11
        15.5   No Material Adverse Change...................................     11
        15.6   Government Approvals.........................................     11
        15.7   Board of Directors' Approval.................................     12
        15.8   Assignment of Leases.........................................     12

ARTICLE XVI    CONDITIONS PRECEDENT TO SELLING PARTIES' DUTY TO CLOSE.......     12

        16.1   Continued Truth of Warranties................................     12
        16.2   Performance of Obligations...................................     12
        16.3   Delivery of Closing Documents................................     12
        16.4   Litigation...................................................     12
        16.5   No Material Adverse Change...................................     12
        16.6   Government Approvals.........................................     12
        16.7   Board of Directors' Approval.................................     13
        16.8   Assignment of Leases.........................................     13

ARTICLE XVII   ITEMS TO BE DELIVERED AT CLOSING BY SELLING PARTIES..........     13

        17.1   Bill of Sale.................................................     13
        17.2   Assignment and Assumption Agreements.........................     13
        17.3   Lease Assignment, Consent and Estoppel Certificate...........     13
        17.4   Representations and Warranties...............................     13
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        17.5   Consents..............................................     13
        17.6   UCC Termination Statements............................     13
        17.7   Customer Records......................................     14
        17.8   Covenant Not to Compete...............................     14
        17.9   Security Agreement....................................     14

ARTICLE XVIII  ITEMS TO BE DELIVERED AT CLOSING BY BUYER.............     14

        18.1   Certified Resolution..................................     14
        18.2   Representations and Warranties........................     14
        18.3   Assignment and Assumption Agreements..................     14
        18.4   Purchase Price........................................     14
        18.5   Certificates of Good Standing.........................     14
        18.6   Security Agreement....................................     14
        18.7   UCC-1 Financing Statements............................     14
        18.8   Promissory Note.......................................     15
        18.9   Conditional Assignment of Lease.......................     15

ARTICLE XIX    DEFAULT...............................................     15

ARTICLE XX     MISCELLANEOUS.........................................     15

        20.1   Further Assurances....................................     15
        20.2   No Other Agreements...................................     15
        20.3   Waiver................................................     15
        20.4   Public Announcements..................................     15
        20.5   Notices...............................................     15
        20.6   Brokers...............................................     16
        20.7   Risk of Loss..........................................     16
        20.8   Third-Party Beneficiary...............................     17
        20.9   Confidential Information..............................     17
        20.10  Assignment............................................     17
        20.11  Paragraph Headings....................................     17
        20.12  Exhibits..............................................     17
        20.13  Counterparts..........................................     17
        20.14  Time Is of the Essence................................     17
        20.15  Attorney Fees.........................................     17
        20.16  No Partnership........................................     18
        20.17  Remedies..............................................     18
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EXHIBIT "A" -- CONTRACTS
EXHIBIT "B" -- TOTS UNLIMITED INVENTORY LIST
EXHIBIT "C" -- LEASED LOCATIONS
EXHIBIT "D" -- LEASES TO BE ASSIGNED
EXHIBIT "E" -- TRADE ACCOUNTS RECEIVABLE
EXHIBIT "F" -- LIENS
EXHIBIT "G" -- BILL OF SALE
EXHIBIT "H" -- ASSIGNMENT AND ASSUMPTION OF LEASE
EXHIBIT "I" -- CERTIFICATE
EXHIBIT "J" -- AGREEMENT NOT TO COMPETE
EXHIBIT "K" -- CERTIFICATE
EXHIBIT "L" -- PROMISSORY NOTE
EXHIBIT "M" -- SECURITY AGREEMENT


                                       -v-

                            ASSET PURCHASE AGREEMENT

        This ASSET PURCHASE AGREEMENT dated as of August 22, 1996, is by and between CALMAN CORPORATION, an Arizona corporation, LKG, INC., an Arizona corporation, and COUNTRY AIR, INC., an Arizona corporation (jointly and severally "Selling Parties"), and SUNRISE PRESCHOOLS, INC., a Delaware corporation ("Buyer").

                                    RECITALS

        Selling Parties desire to sell and Buyer desires to purchase the assets and assume certain liabilities of the children's preschool business conducted by Selling Parties at four (4) locations in the greater Phoenix metropolitan area.

        Calman Corporation exclusively owns and operates two locations located on Price Road and Alma School Road. Country Air, Inc. exclusively owns and operates the location on Ray Road. LKG, Inc. exclusively owns and operates the location on Guadalupe Road.

        Selling Parties and Buyer agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

        For purposes of this Agreement, the terms identified in this Article shall have the meanings assigned to them as follows:

        1.1 Business. The term "Business" shall mean Selling Parties' operations conducted under the trade name Tots Unlimited at the Leased Locations.

        1.2 Closing. The term "Closing" shall mean the exchange of Closing documents together with the simultaneous conveyance by Selling Parties to Buyer of the Purchased Assets and the payment by Buyer to Selling Parties of the Purchase Price due under the terms of this Agreement, as well as the assumption by Buyer of the obligations which it has agreed to assume hereunder.

        1.3 Closing Date. The term "Closing Date" shall mean the date on which Closing occurs.

        1.4 Contracts. The term "Contracts" shall mean the contracts and agreements necessary for the conduct of the Business at the Leased Locations which Selling Parties, in the ordinary course of business, entered into prior to Closing, a complete list of which is described in Exhibit "A" to be attached to this Agreement during the due diligence period.

        1.5 Due Diligence Period. The term "Due Diligence Period" shall mean the period of time commencing on execution of this Agreement and expiring on the day preceding Closing, and any written extension thereof.

        1.6 Equipment. The term "Equipment" shall mean all furniture, fixtures and equipment and other pieces of tangible personal property owned or leased by Selling Parties and used at the Leased Locations including those items described in Exhibit "B" to be attached to this Agreement during the Due Diligence Period. All items of Equipment comprising Purchased Assets are received and accepted by Buyer in a "used" condition and accepted by Buyer "AS IS." Buyer acknowledges that with the exception of Selling Parties' ownership and right to sell each of such assets, Selling Party has not issued, and Buyer is not relying, upon any warranties, guarantees or promises whatsoever relating to any item of the Purchased Assets, including but not limited to any condition and/or appropriateness for intended use of any such Asset.

        1.7 Leased Locations. The term "Leased Locations" shall mean the locations described in Exhibit "C" attached hereto together with deposits of any nature whatsoever in connection with the operation of the Business.

        1.8 Leases to be Assigned. The term "Leases to be Assigned" shall mean those leases of real and/or personal property, as identified in Exhibit "D" to be attached to this Agreement during the Due Diligence Period.

        1.9 Purchase Price. The term "Purchase Price" shall mean the price being paid for the Purchased Assets as defined elsewhere in this Agreement.

        1.10 Purchased Assets. The term "Purchased Assets" shall mean the Equipment, Contracts to be Assigned (if any), Leases to be Assigned, Covenant not to Compete, telephone numbers, any and all deposits referred to herein, except lease deposits for the Leases to be Assigned, and all other items, whether tangible or intangible, used by Selling Parties in connection with the Business.

        1.11 Termination Date. The term "Termination Date" shall mean the last business day immediately preceding the Closing Date.

        1.12 Trade Accounts Payable. The term "Trade Accounts Payable" shall mean the obligation of Selling Parties to make payment to third parties owed, including those owed but not yet due, as of Closing for goods and/or services sold to Selling Parties in the ordinary course of the Business prior to Closing.

        1.13 Trade Accounts Receivable. The term "Trade Accounts Receivable" shall mean the obligation of a third party to make payment to Selling Parties, including those owed but not yet due, as of Closing by all third-party purchasers of goods and/or services or otherwise from Selling Parties in the ordinary course of the Business prior to Closing, a list of which is to be attached as Exhibit "E" to this Agreement during the Due Diligence Period and updated as of the Closing Date.

        1.14 Selling Parties. The term "Selling Parties" shall be construed to mean, as the context requires, that corporation or corporations transferring its assets as the Purchased Assets being referenced under the terms and conditions of this Agreement.

                                   ARTICLE II

                                PURCHASE AND SALE

        2.1 Purchase and Sale. At Closing, Selling Parties, as their interests may appear, agree to sell and convey the Purchased Assets to Buyer, and Buyer agrees to pay the Purchase Price to Selling Parties and assume certain specified obligations hereunder on the covenants, terms and conditions contained herein.

        At Closing, Buyer, shall reimburse Selling Parties for any security deposit for any Lease to be Assigned that the landlord retains.

                                   ARTICLE III

                                 PURCHASE PRICE

        3.1 Purchase Price. The Purchase Price for the Purchased Assets shall be SEVEN HUNDRED SEVENTY-FIVE THOUSAND AND NO/100 DOLLARS ($775,000.00), payable as follows:

               (a) Buyer has paid Selling Parties TEN THOUSAND AND NO/100 DOLLARS ($10,000.00) as an earnest money deposit into that escrow account established at Arizona Escrow & Financial Corporation for this transaction, which funds Arizona Escrow & Financial Corporation will be instructed to deliver to Seller at Closing;

               (b) THREE HUNDRED FORTY THOUSAND AND NO/100 DOLLARS ($340,000.00) shall be paid to the Selling Parties by cashier's check at Closing; and

               (c) Buyer shall deliver a note to Selling Parties at Closing in the amount of FOUR HUNDRED TWENTY-FIVE THOUSAND AND NO/100 DOLLARS ($425,000.00) ("Promissory Note") which shall accrue interest at the rate of eight percent (8%) and shall be payable in forty-eight (48) monthly payments of TEN

        THOUSAND THREE HUNDRED SEVENTY-FIVE AND 49/100 DOLLARS ($10,375.49), due and payable on the first day of every month following Closing.

        3.2 Security Interest. Buyer agrees that Selling Parties shall have security interest in, on and against all Purchased Assets (the condition of title to be as received by Buyer from Selling Parties at Closing) and Leases to be Assigned (subject to obtaining Landlords' consents thereto) which lien and security interest shall secure the payment of each and every payment and/or payments as same becomes due under the Promissory Note. Buyer further agrees to execute and deliver to Selling Parties a financing statement in connection with such security interest, all as set forth in the Security Agreement attached as Exhibit "N."

        Selling Parties designate LKG, Inc., an Arizona corporation, as the agent for the Selling Parties to receive all payments under the Promissory Note and any and all notices related to the Security Agreement and any related documents.

                                   ARTICLE IV

                            ASSUMPTION OF LIABILITIES

        4.1 Contracts and Leases. At Closing, Selling Parties shall assign to Buyer and Buyer shall assume the Contracts (if any) and Leases to be Assigned. Buyer shall fully and faithfully perform all obligations of Selling Parties under the Contracts and Leases to be Assigned. The parties shall cooperate with reasonable third-party requests necessary for such assignments.

        4.2 Nonassumption of Other Liabilities. EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT AND ASSUMED BY BUYER, BUYER DOES NOT BY THIS AGREEMENT, AND WILL NOT BE OBLIGATED TO ASSUME ANY OBLIGATION, LIABILITY OR DUTY OF SELLING PARTIES OF ANY FORM OR NATURE, WHETHER INCURRED IN CONNECTION WITH THE BUSINESS OR OTHERWISE.

        4.3 Consents to Assignment. Selling Parties shall obtain prior to the date of Closing, with respect to any of the Contracts and Leases to be Assigned, the consent of any person or entity necessary to the assignment of Selling Parties' rights under such Contracts and such Leases to be Assigned to Buyer without modification of the terms of Contracts or Leases to be Assigned unless agreed to by Buyer in writing. The Closing is subject to and conditioned upon Buyer receiving fully executed Lease Assignments for the Lease to be Assigned in form, substance and content acceptable to Buyer in its sole and absolute discretion.

        4.4 Liability Under Leases. Buyer agrees to remain liable under the Leases so long as Kay Goodman retains any liability under the Leases for the personal guaranties executed by Kay Goodman under the Leases.


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
                                    ARTICLE V

                     COLLECTION OF TRADE ACCOUNTS RECEIVABLE

        5.1 Collection of Trade Accounts Receivable. Commencing on the date of Closing and continuing for a period of forty-five (45) days, Buyer shall use reasonable efforts to collect the Trade Accounts Receivable which relate to services performed prior to the Closing and shall account to and pay to Selling Parties all monies collected without any charge or deduction by Buyer for collection services. If any of the Trade Accounts Receivable have not been collected by Buyer during such forty-five (45) day period, Buyer shall have no further responsibilities to Selling Parties in connection therewith.

                                   ARTICLE VI

                                  DUE DILIGENCE

        6.1 Buyer's Financial Information. Buyer shall provide to Selling Parties reasonable financial information reasonably necessary for Selling Parties to conduct its due diligence regarding the Promissory Note.

        6.2 Due Diligence. Buyer shall have the Due Diligence Period to perform such investigations and inspections of the Business and Purchased Assets as Buyer, in Buyer's sole discretion, shall require for the purpose of determining the suitability of the Business and Purchased Assets for Buyer's acquisition. Buyer will be entitled to review Selling Parties's files and documents, as well as conduct on-site studies and investigations including interviews with Selling Parties's employees. Minimally, the due diligence shall include all leases, environmental reports or issues, if any, books and records, files, bank accounts, accounting records, and employee records and such other documents as may be reasonably needed in connection herewith.

        6.3 Access. During the Due Diligence Period, and in order to assist Buyer with Buyer's inspections and investigations of the Purchased Assets, Selling Parties shall provide Buyer and Buyer's representatives with reasonable access to and copies of all matters referred to in this Section including, but not limited to, existing studies, reports, and records of the Business and Purchased Assets, financial, customer and employee records; and bank statements, verified deposits, and any other bank record reasonably relating to the Business and Purchased Assets. Selling Parties shall fully cooperate with Buyer and shall promptly provide Buyer with all relevant information currently available to Selling Parties and requested by Buyer during the Due Diligence Period.

        6.4 Termination of Agreement. During the Due Diligence Period, if Buyer, in Buyer's sole discretion, shall determine that for any reason whatsoever the Business or Purchased Assets are not suitable for Buyer's acquisition, then Buyer may cancel this Agreement by giving written notice as soon as reasonably possible to Selling Parties but not later than the expiration of the Due Diligence Period.

        If the Business and Purchased Assets are otherwise suitable for Buyer's intended use but Buyer discovers any problem or defect with respect thereto, then Buyer may advise Selling Parties in writing on or before the expiration of the Due Diligence Period of the nature of each defect or problem with respect to the Purchased Assets with the request that Selling Parties remedy each problem or defect within ten (10) business days of receipt of such notice. Selling Parties may correct such problems within the ten (10) business day cure period or cancel the Agreement by providing written notice to Buyer of cancellation within such ten (10) business day period. If Selling Parties fail to respond to such notice, is unable to cure such problem and/or elects to cancel the Agreement, Buyer shall have ten (10) business days thereafter to elect to waive such problem and close the transaction.

        Buyer's failure to give written notice of Buyer's exercise of Buyer's right to cancel this Agreement in accordance with the foregoing provisions shall constitute Buyer's approval of the suitability and condition of the Purchased Assets, except for and limited to any problems or defects specified in Buyer's notice.

        In the event that this Agreement is terminated pursuant to the provisions of this Article, the parties shall return all due diligence materials to the party providing such materials and shall not disclose to any third-party any information obtained under this Article.

                                   ARTICLE VII

                REPRESENTATIONS AND WARRANTIES OF SELLING PARTIES

        Selling Parties hereby represent and warrant to Buyer as follows, and the warranties and representations contained in this Article or elsewhere in this Agreement shall be deemed remade as of Closing and shall survive closing:

        7.1 Status. Selling Parties are corporations duly organized, validly existing and in good standing under the laws of the state of Arizona and qualified to do business in Arizona.

        7.2 Authority. Selling Parties have full power and authority to execute and perform their respective parts in this Agreement and all action necessary to confirm such authority has been duly and lawfully taken. Upon execution hereof, this shall be a valid, legally binding obligation of Selling Parties, enforceable in accordance with its terms.

        7.3 Title to Purchased Assets. Each corporation comprising Selling Parties has good and marketable title to those of its respective assets which jointly comprise the Purchased Assets, free and clear of all liens, claims and encumbrances, except for such liens disclosed in Exhibit "F" attached hereto and by this reference incorporated herein, and each has full power and authority to transfer title to those respective assets to Buyer.

        7.4 Tax Matters. All required federal, state and local tax returns have been filed by Selling Parties, including those with respect to income, sales, property, withholding, social security and employment taxes. Selling Parties will satisfy all tax obligations incurred prior to Closing or the date such taxes are due.

        7.5 Litigation. There is no pending litigation, arbitration, or administrative hearing, and to the best of Selling Parties' knowledge there is no threatened litigation, arbitration, or administrative hearing, concerning or affecting the operation of the Business or the Purchased Assets or Leased Locations which may affect the Buyer in any way whatsoever (specifically with regard to any sexual or physical abuse of any child).

        7.6 Environmental Matters. There are no pending notices, and to the best of Selling Parties' knowledge no threatened notices, of violation of environmental laws, rules, or regulations with respect to the Purchased Assets.

        7.7 Banking and Financial Records. Selling Parties' banking and financial records have been prepared by Selling Parties in the ordinary course of business in accordance with generally acceptable accounting principles or such other accounting practices fully and fairly disclosed to Buyer and were not specially prepared for Buyer.

        7.8 Trade Accounts Receivable. The Trade Accounts Receivable listed in Exhibit "E" updated as of Closing set forth all accounts generated in the ordinary course of the Business and due and owing by third parties without, to the knowledge of Selling Parties, defenses to payment.

                                  ARTICLE VIII

                     REPRESENTATIONS AND WARRANTIES OF BUYER

        Buyer hereby represents and warrants to Selling Parties as follows and the warranties and representations contained in this Article or elsewhere in this Agreement shall be deemed remade as of Closing and shall survive closing:

        8.1 Corporate Status. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and prior to Closing, it is or will be qualified or licensed to do business in Arizona and all states which will require such qualification and license for the continued conduct of Business as operated by Buyer.

        8.2 Corporate Authority. Buyer has full power and authority to execute and perform this Agreement and all corporate action necessary to confirm such authority has been duly and lawfully taken. Upon execution hereof, this shall be a valid and legally binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Neither the execution nor the performance of this Agreement will violate the terms or any provision of Buyer's Articles of Incorporation, Bylaws or any Standing Resolution of its Board of Directors, or any note, loan agreement, commitment agreement, lease or other material contract or agreement to which Buyer is a party, including any loan agreement which it will become a party to as a result of or in connection with this transaction.

        8.3 Inspection. Buyer hereby grants Selling Parties the right to inspect the Centers sold hereunder and any of the Purchased Assets upon five (5) days written notice. Selling Parties will endeavor to minimize any unnecessary intrusion into the ongoing business of Buyers during its inspection. Any such inspection shall not occur during business hours and not more than once quarterly provided, however, that to the extent that any default exists under this Agreement, Selling Parties shall be entitled to follow-up inspections until such default is cured. Any violation by Buyer under this paragraph shall be deemed a default under this Agreement.

                                   ARTICLE IX

                                    EMPLOYEES

        9.1 Definition. During the Due Diligence Period, Selling Parties shall provide to Buyer a complete list of all persons regularly employed on either a part-time or full-time basis by Selling Parties in connection with the Business at the Leased Locations. For purposes of this Article, the term "Employees" shall mean all persons included on such list including curtailed and disabled employees and employees on leave of absence, as well as those persons who become regularly employed by Selling Parties between the date of the list and the date immediately preceding the Closing Date ("Termination Date"). During the due diligence period Buyer and Selling Parties agree to meet jointly with all employees to explain the nature of the proposed transaction and the potential impact to them.

        9.2 Termination. On the Closing Date, Selling Parties shall terminate all Employees employed at the Leased Locations as of such date. With respect to terminated Employees, Selling Parties shall be solely responsible for payment, when and if due, of any claims by or obligations to Employees including any accrued vacation pay or bonuses. Such Selling Parties termination shall occur notwithstanding the fact that Buyer may employ some or all of such employees in the future.

        9.3 Labor Contracts. Selling Parties represent and warrant to Buyer that it is not a party to any organized labor contracts.

        9.4 Pension Plans. Selling Parties have no liability or obligation with respect to pension plans.

        9.5 Workmen's Compensation. Selling Parties agree to assume all responsibility for liability arising from workmen's compensation claims, both medical and disability, which have been filed at or prior to the time of Closing or which arose out of incidents that occurred prior to Closing. Buyer shall be responsible for all claims which arise out of, or are based upon, incidents which occur subsequent to Closing.

        9.6 Nonassumption of Obligations Owed Employees. Buyer assumes no responsibility whatsoever for obligations and/or benefits owed by Selling Parties to its Employees, nor in any way adopts existing employee benefit programs currently offered by Selling Parties.

                                    ARTICLE X

                                     REALTY

        10.1 Warranty of Title. Selling Parties hereby warrant that they have good and marketable leasehold interest in the respective Leased Locations except for covenants, easements and restrictions of record and the lien for current taxes and assessments and subject to the terms of the specific lease relating to each of the subject properties, a copy of which has been provided to Buyer and Buyer has reviewed.

        10.2 Conveyance. At Closing, Selling Parties shall assign the Leases to Buyer and deliver to Buyer the lessor's consent to the assignment of the Leases as well as a lessor's estoppel certificate in form, substance and content acceptable to Buyer in its sole and absolute discretion.

        10.3 Insurance. Buyer shall add Selling Parties and Kay Goodman as additional insured parties under the applicable insurance policies at the respective Leased Locations, but only to the extent that any Selling Party or Kay Goodman retain liability at the respective Leased Locations.

                                   ARTICLE XI

                                   INDEMNITIES

        11.1 Selling Parties. Selling Parties agrees to hold harmless, indemnify and defend Buyer (by counsel reasonably satisfactory to Buyer) from and against any and all loss, claim, damage, liability or expense arising out of or occurring as the result of (i) any breach by Selling Parties of any of its covenants, representations or warranties hereunder or (ii) any liability of Selling Parties, other than those liabilities which Buyer has agreed to assume hereunder. Such indemnification shall include any claims pertaining to events or actions occurring prior to the date of Closing.

        11.2 Buyer. Buyer agrees to hold harmless, indemnify and defend (by counsel reasonably satisfactory to Selling Parties) Selling Parties (such indemnity to include Kay Goodman to the extent that Kay Goodman has any personal liability under the Leases at the Four Leased Locations for personal guaranties) from and against any and all loss, claim, damage, liability or expense arising out of or occurring in connection with (i) any breach by Buyer of any of its covenants, representations or warranties hereunder, or (ii) any personal injury and/or other claims, demands and damages arising out of or by virtue of Buyer's use of any of the Purchased Assets, including but not limited to the subject Leases, which occur after the date of Closing. Such indemnification shall include any claims pertaining to events or actions occurring after the date of the Closing.

                                   ARTICLE XII

                               TAXES AND UTILITIES

        12.1 Transfer Taxes. All sales taxes, real estate transfer taxes, real estate recording taxes and fees, excise taxes, use taxes and other taxes or fees of any form or nature levied upon either party by any governmental entity by reason of the transfer of the Purchased Assets or recording of such transfers, but excluding any tax based on the income of either party, shall be paid at Closing by Selling Parties.

                                  ARTICLE XIII

                     CONDUCT OF OPERATIONS PRIOR TO CLOSING

        13.1 Conduct of Operations. From the date hereof until Closing, Selling Parties shall conduct its operation of the Business in the ordinary course and consistent with its prior practices. Selling Parties may only sell assets of the Business or any of the Purchased Assets in the ordinary course of business, during the period from execution of this Agreement until Closing but only with the written consent of Buyer which may be withheld in Buyer's sole discretion.

        13.2 Requisite Government Approvals. The parties shall make all other required filings and any requisite notice to all government agencies and shall have received all required government approvals for the transactions contemplated herein on or before Date of Closing. Selling Parties and Buyer agree to cooperate in obtaining any and all licenses required by Buyer to operate the Business. In the event all such licenses have not been received by the Date of Closing then such date shall be extended for a reasonable period of time. Buyer acknowledges that (a) none of the Selling Parties' governmental licenses or contracts are transferable to Buyer; (b) Buyer is solely responsible for securing in its own name all of the license and contracts necessary for it to operate and maintain each of the four Centers, (c) Buyer has already made all required filings and any requisite notices to all governmental agencies responsible for issuing any such licenses and contracts and (d) with the exception of the D.E.S. contracts and the Child & Adult Care Food Program contracts it will have received all required governmental approvals for the transactions contemplated herein on or before the Date of Closing and will proceed with Closing notwithstanding its not having been issued the D.E.S. or Child & Adult Care Food Program contracts.

                                   ARTICLE XIV

                                     CLOSING

        14.1 Closing. Closing shall occur at the offices of Streich Lang, P.A., on August 22, 1996, or at such other time or place as the parties may agree upon subject to the satisfaction of the Conditions Precedent set forth in Article XV and XVI hereof.

                                   ARTICLE XV

                  CONDITIONS PRECEDENT TO BUYER'S DUTY TO CLOSE

        Buyer shall have no duty to Close unless and until each and every one of the following conditions precedent have been fully and completely satisfied:

        15.1 Continued Truth of Warranties. All of the representations and warranties of Selling Parties contained herein shall continue to be true and correct at Closing in all material respects.

        15.2 Performance of Obligations. Selling Parties shall have substantially performed or tendered performance of each and every one of its obligations hereunder which by its terms is capable of performance before Closing.

        15.3 Delivery of Closing Documents. Selling Parties shall have tendered delivery to Buyer of all the documents required to be delivered to Buyer by Selling Parties at Closing pursuant to this Agreement in form and substance acceptable to the parties.

        15.4 Litigation. No lawsuit, administrative proceedings or other legal action shall have been filed which seeks to restrain or enjoin the acquisition of the Purchased Assets or the operation of such Purchased Assets in any respect.

        15.5 No Material Adverse Change. The Business shall not have suffered any material adverse change. Buyer and Selling Parties acknowledge that enrollment and tuition receipts are lower during the months of June, July, and August; however, there has been no material adverse change during these months as has typically occurred during similar time periods.

        15.6 Government Approvals. Buyer shall have received all government approvals and shall have made all necessary filings with government agencies required by the transactions contemplated herein and, in particular, Buyer shall have received the appropriate licenses required to operate preschools at the Leased Locations in form and substance acceptable to Buyer.

        15.7 Board of Directors' Approval. Buyer shall have obtained approval for this transaction by its Board of Directors.

        15.8 Assignment of Leases. Selling Parties shall have obtained (i) consent from the lessors of the assignment of the Leased Locations to Buyer with no changes in the terms of the Lease, and (ii) confirmation from the lessor that the Lease is in full force and effect without any default of Selling Parties under the terms of the Lease in the form of a signed lessor's estoppel certificate in form and substance acceptable to Buyer.

                                   ARTICLE XVI

             CONDITIONS PRECEDENT TO SELLING PARTIES' DUTY TO CLOSE

        Selling Parties shall have no duty to Close this transaction unless and until each and every one of the following conditions precedent have been fully and completely satisfied:

        16.1 Continued Truth of Warranties. All of the representations and warranties of Buyer contained herein shall continue to be true and correct at Closing in all material respects.

        16.2 Performance of Obligations. Buyer shall have substantially performed or tendered substantial performance of each and every one of its obligations hereunder which by its terms is capable of performance before Closing.

        16.3 Delivery of Closing Documents. Buyer shall have tendered delivery to Selling Parties of all the documents required to be delivered to Selling Parties by Buyer at Closing pursuant to this Agreement in form and substance acceptable to the parties.

        16.4 Litigation. No lawsuit, administrative proceedings or other legal action shall be pending or threatened against Buyer or Selling Parties which seeks to restrain or enjoin Selling Parties' sale or Buyer's acquisition of the Purchased Assets or any material part thereof.

        16.5 No Material Adverse Change. The Business shall not have suffered any material adverse change. Buyer and Selling Parties acknowledge that enrollment and tuition receipts are lower during the months of June, July, and August; however, there has been no material adverse change during these months as compared with the same months from last year and years prior.

        16.6 Government Approvals. Buyer shall have received all government approvals and shall have made all necessary filings with government agencies required by the transactions contemplated herein and, in particular, Buyer shall have received the appropriate licenses required to operate preschools at the Leased Locations in form and substance acceptable to Buyer.

        16.7 Board of Directors' Approval. Selling Parties shall have obtained approval for this transaction by its Board of Directors.

        16.8 Assignment of Leases. Selling Parties shall have obtained (i) consent from the lessors of the assignment of the Leased Locations to Buyer with no changes in the terms of the Lease, and (ii) confirmation from the lessor that the Lease is in full force and effect without any default of Selling Parties under the terms of the Lease in the form of a signed lessor's estoppel certificate in form and substance acceptable to Buyer.

                                  ARTICLE XVII

               ITEMS TO BE DELIVERED AT CLOSING BY SELLING PARTIES

        At Closing, Selling Parties shall, unless waived by Buyer, deliver the following items to Buyer:

        17.1 Bill of Sale. A duly executed warranty bill of sale conveying all personal property of the Business and the Purchased Assets including, but not limited to, the Equipment to Buyer, in the form attached as Exhibit "G" hereto.

        17.2 Assignment and Assumption Agreements. Executed copies of each assignment and assumption agreement required by Article IV, together with all other documents required thereby, all duly executed by Selling Parties.

        17.3 Lease Assignment, Consent and Estoppel Certificate. Duly executed and acknowledged assignment of Leases consented to by the lessors and a lessor's estoppel certificate as required by Article IV.

        17.4 Representations and Warranties. A certificate signed by Selling Parties to the effect that all of the representations and warranties of Selling Parties contained herein are true and correct in all material respects as of Closing in the form attached as Exhibit "I".

        17.5 Consents. All consents and other third-party agreements Selling Parties are required to obtain with respect to any Contracts and Leases to be Assigned are completed and are available to Buyer.

        17.6 UCC Termination Statements. All Uniform Commercial Code termination or release statements, if any, necessary to transfer the Purchased Assets free and clear of all security interests, liens or encumbrances.

        17.7 Customer Records. Records of all of Selling Parties' past and present customers at the Leased Locations.

        17.8 Covenant Not to Compete. A Covenant Not to Compete in the form attached as Exhibit "J" hereto signed by Selling Parties.

        17.9 Security Agreement. Duly executed Security Agreement in the form attached as Exhibit "M".

                                  ARTICLE XVIII

                    ITEMS TO BE DELIVERED AT CLOSING BY BUYER

        At Closing, Buyer shall, unless waived by Selling Parties, deliver the following items to Selling Parties:

        18.1 Certified Resolution. A copy of the resolution of Buyer's Board of Directors authorizing the execution and performance of this Agreement, certified by the secretary of Buyer.

        18.2 Representations and Warranties. A certificate signed by an officer of Buyer to the effect that all the representations and warranties of Buyer contained herein are true and correct in all material respects as of Closing in the form attached hereto as Exhibit "K".

        18.3 Assignment and Assumption Agreements. Executed copies of each Assignment and Assumption Agreement required by Article IV, together with all other documents required thereby, all duly executed by Buyer.

        18.4 Purchase Price. The Purchase Price as described in Article III of this Agreement in immediately available funds in the amount of the down payment together with a duly executed Promissory Note for the balance in the form attached as Exhibit "L" and by this reference incorporated herein.

        18.5 Certificates of Good Standing. Certificates of good standing from the Secretary of State of Delaware and Arizona, dated within a reasonable period before Closing.

        18.6 Security Agreement. Duly executed Security Agreement in the form attached as Exhibit "M".

        18.7 UCC-1 Financing Statements. UCC-1 financing statements executed by Buyer securing Selling Parties' interest in all assets secured in the Security Agreement.

        18.8 Promissory Note. Duly executed Promissory Note in the form attached as Exhibit "L".

        18.9 Conditional Assignment of Lease. Conditional Assignment of Lease executed by Buyer and the corresponding Landlord for each of the four Leased Locations in the form attached hereto as Exhibit "N".

                                   ARTICLE XIX

                                     DEFAULT

        In the event of default by either party under this Agreement, or any of the agreements related hereto and entered into contemporaneously by the parties, the non-defaulting party shall have any and all remedies available to it at law or equity or pursuant to this Agreement.

                                   ARTICLE XX

                                  MISCELLANEOUS

        20.1 Further Assurances. Each party shall, at any time after Closing, execute and deliver to the other party all such additional instruments of conveyance and assignments, certificates or similar documents as such other party may reasonably request which are consistent with this Agreement.

        20.2 No Other Agreements. This Agreement constitutes the entire agreement between the parties with respect to its subject matter. All prior and contemporaneous negotiations, proposals and agreements between the parties are included in this Agreement. Any changes to this Agreement must be agreed to in writing by both parties.

        20.3 Waiver. Either party may waive the performance of any obligation owed to it by the other party hereunder for the satisfaction of any condition precedent to the waiving party's duty to perform any of its covenants, including its obligations to Close. Any such waiver shall be valid only if contained in a writing signed by the party to be charged.

        20.4 Public Announcements. Prior to close of escrow, no public announcements of this Agreement shall be made unless Buyer and Selling Parties has agreed on the timing, distribution, and contents of such announcements, except as may be required by law.

        20.5 Notices. Any notices required or allowed in this Agreement shall be effectively given if placed in a sealed envelope, postage prepaid, and deposited in the United States mail, registered or certified, addressed as follows:

               To Selling Parties:          Ms. Kay Goodman
                                            3157 East Irwin
                                            Mesa, Arizona 85204

               Copy To:                     Jerome Allan Landau, P.C.
                                            8711 East Pinnacle Peak Road
                                            Box 208
                                            Scottsdale, Arizona  85255-3517

               To Buyer:                    Sunrise Preschools, Inc.
                                            9128 East San Salvador
                                            Suite 200
                                            Scottsdale, Arizona  85258

               Copy To:                     R. Neil Irwin
                                            c/o Streich Lang, P.A.
                                            Two North Central Avenue
                                            Phoenix, Arizona  85004

        20.6 Brokers. Any and all brokerage fees or commissions incurred in any manner in relation to this Agreement shall be paid at Closing by Selling Parties, including those owed to Berman & Associates, Jim Burton Realty (and John Wharton through B. R. Brown & Company Real Estate). Selling Parties agree to indemnify and defend Buyer (with counsel acceptable to Buyer) against any and all claims which may arise out of any such commissions or fees.

        Buyer has not used any other broker in connection with this Agreement and agrees to indemnify and defend Selling Parties (with counsel acceptable to Selling Parties) against any and all claims which may arise out of any use of a broker by Buyer in breach of this section.

        20.7 Risk of Loss. The risk of loss, damage, condemnation or destruction of the Purchased Assets shall be borne by Selling Parties until Closing. In the event any loss or damage to or taking of any such Purchased Assets is material in the context of this transaction and occurs before Closing, Selling Parties shall promptly notify Buyer of the nature and extent of such loss, damage or taking, and Buyer shall, at its option, by written notice to Selling Parties, either terminate this Agreement without further liability or obligation to Selling Parties or it may proceed with this transaction at a mutually agreeable reduction in the Purchase Price. If Buyer elects not to terminate this Agreement and the parties are unable to agree upon a reduction in the Purchase Price within twenty (20) days after the effective date of Buyer's notice to Selling Parties, either party may at any time thereafter terminate this Agreement.

        In the event of a closing of this Agreement, all insurance proceeds and condemnation awards or claims received or accrued to Selling Parties by reason of any loss, damage or taking shall be for the account of Buyer and shall be included in the Purchased Assets, except that any proceeds for lost income which accrue prior to the Closing shall remain the property of Selling Parties.

        20.8 Third-Party Beneficiary. Nothing contained herein shall create or give rise to any third-party beneficiary rights for any individual as a result of the terms and provisions of this Agreement.

        20.9 Confidential Information. The parties agree that all information acquired from the other in connection with the negotiation, execution and consummation of this Agreement is confidential and shall not be disclosed to any other party (other than attorneys, accountants and agents of the party) without the written consent of the other, and shall not be used by either party for any purpose without the written consent of the other. If this transaction shall fail to close and this Agreement terminates, the parties shall return to each other the originals and all copies of any materials received from the other party for due diligence purposes.

        20.10 Assignment. Neither party shall assign this Agreement without the prior written consent of the other party. Any attempt to assign this Agreement without prior written consent shall be void.

        20.11 Paragraph Headings. The Section and Article paragraph headings contained herein are for convenience only and shall have no substantive bearing on the interpretation of this Agreement.

        20.12 Exhibits. All Exhibits referenced in this Agreement are incorporated herein as if fully and completely set forth herein.

        20.13 Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be deemed an original and all of which, together, shall constitute one and the same instrument.

        20.14 Time Is of the Essence. Time is of the essence in the performance and observance of all obligations and duties under this Agreement.

        20.15 Attorney Fees. Each party shall bear its own legal fees and costs incurred in the negotiation and closing of this transaction. In the event of a dispute arising between the parties under this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees and costs of suit from the non-prevailing party.

        20.16 No Partnership. This Agreement in no way creates any partnership or other relationship between Buyer and Selling Parties other than that of buyer and seller under this Agreement.

        20.17 Remedies. No remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies shall not constitute a waiver of the right to pursue other remedies available under this Agreement at law or in equity.

        20.18 Successors and Assigns. This Agreement shall be binding upon the parties' successors and assigns and shall inure to the benefit of the parties' successors and assigns.

        IN WITNESS WHEREOF, the parties hereto have set their hands effective the date set forth above.
                                   "SELLING PARTIES"

                                   CALMAN CORPORATION, an Arizona
                                   corporation

                                   By: /s/ Kay Goodman
                                      ---------------------------------------
                                   Printed Name: Kay Goodman
                                                -----------------------------
                                   Its: President
                                       --------------------------------------

                                   LKG, INC., an Arizona corporation

                                   By: /s/ Kay Goodman
                                      ---------------------------------------
                                   Printed Name: Kay Goodman
                                                -----------------------------
                                   Its: President
                                       --------------------------------------

                                   COUNTRY AIR, INC., an Arizona corporation

                                   By: /s/ Kay Goodman
                                      ---------------------------------------
                                   Printed Name: Kay Goodman
                                                -----------------------------
                                   Its: President
                                       --------------------------------------
                                   "BUYER"

                                   SUNRISE PRESCHOOLS, INC., a Delaware
                                   corporation

                                   By: /s/ James R. Evans
                                      --------------------------------------
                                   Printed Name: James R. Evans
                                                ----------------------------
                                   Title: President
                                         -----------------------------------

                                   EXHIBIT "A"

                                    CONTRACTS

Parent Financial Agreement Cards.

                                   EXHIBIT "B"

                          TOTS UNLIMITED INVENTORY LIST

PRICE LOCATION (Owned by Calman Corporation)
- --------------
                                           1
Office Chair                               1
Computer Stand                             1
CTX Monitor                                1
Hewlett Packard 286/2511 Computer          1
Hewlett Packard Keyboard                   1
GSX-190 Citizen Printer                    1
Tatuny Monitor & Key Pad                   1
4 Drawer File Cabinets - Letter            2
Casio Adding Machine                       1
Phones                                     2
Stacking Files                            15
Electric Pencil Sharpener                  1
Rolodex                                    1
Radio/Cassette Players                     7
Bulletin Boards                           16
Tables                                    13
Chairs                                    80
Shelves                                   21
Cubby Baskets
Stove (Housekeeping Area)                  4
Tables                                     3
Chairs                                     6
High Chairs                                2
Doll Beds                                  4
Assorted Dolls and Stuffed Animals
Toy Box                                    1
Puzzles
Trucks
Assorted Books
Books for the Teacher Story Time          65
Hanging Mats                              39
Folding mats                              36

                                 INVENTORY LIST
                                   (Continued)

Folding Chairs                                 3
VCR                                            1
TV                                             1
Clocks                                         4
Book Stands                                    1
Puppets                                        6
Tapes
Movies
Paper Towel Holders                            7
Bulletin Board Aids
Fire Extinguishers                             3
Easel                                          1
Igloo Water Container                          1
Set of Large Blocks Wooden                     1
Set of Water Blocks                            1
Assorted Table Games
Waste Paper Containers                         8
Washing Machine                                1
Dryer                                          1
Refrigerator                                   1
Toaster                                        1
Serving Cart                                   1
Desks - Teacher                                2
Movable Walls                                  2
Book Rack                                      1
Chalk Board
Extra Large Rubber Main Tubs w/Lids            3
Soap Dispenser                                 7
Toilet Paper Holders                           5
Mounted Air Freshener                          3
Vacuum                                         1
Large Garbage Can (Plastic)                    1
Commercial Stainless Steel Sink                1
Wall Pencil Sharpener                          1

PRICE PLAYGROUND
- ----------------
Sport Rocker                              1
Tether Ball                               1
Little Tike Picnic Tables                 3
Little Tikes Slide                        1
Little Tikes Scooter                      2
Metal Tricycles                           2
Plastic Slides - Large                    3
Little Tikes Gas Pump                     1
Little Tikes Bus                          1
Metal Drivers                             2
Large Wooden 4 Swing Play Unit            1

                          TOTS UNLIMITED INVENTORY LIST

ALMA SCHOOL LOCATION (Owned by Calman Corporation)
- --------------------
Refrigerator - 1 large, 1 Small                2
TV                                             2
VCR                                            2
Nintendo and 12 Games
Serving Carts                                  2
Aquarium                                       3
Small Lobby Table                              1
Refrigerator Stand                             1
Listening Center                               1
8 Head Sets                                    8
Washer                                         1
Dryer                                          1
Vacuum Cleaner                                 2
Folding Chair                                  1
Soap Dispenser                                 9
Towel Dispenser                                8
Baby Gate (Door)                               2
Radio/Tape Player                              7
Storage Racks                                  3
Samsung Monitor                                2
Samsung Computer                               1
Keytonic Keyboard                              1
Panisonic Printer                              1
Key Pad                                        1
Phones                                         3
Safe                                           1
Casco Adding Machine                           1
Cardx                                          1
Filing Cabinets                                3
Microwave                                      1
Toaster                                        1
3 Hole Punch                                   1
Clocks                                         5
Fire Extinguisher                              3
Chairs                                       112

                                 INVENTORY LIST
                                   (Continued)

Tables                                     18
Shelves                                    38
Water Fountain                              3
Office Chair                                1
Book Rack                                   1
Picnic Table                                3
Plastic Cubby Holders                       3
Mats & Covers                              79
Popcorn Maker                               1
Wall Deodorizers                            4
White Locking Closet                        4
Toy Box                                     2
Little Tikes Kitchen
Doll Bed
Stroller
Small Housekeeping Units                    2
Tables                                      2
Chairs                                      6
High Chair
Doll House                                  2
Shopping Cart                               1
Dressing Table
Toy Vacuum Cleaner
Baby Carriage
Music Instruments                           8
Puzzles                                    10
Assorted Books
Table Games
Set of Wood Blocks                          1
Ping Pong Table                             1
Rocker                                      2
Outside Climber                             2
Inside Climber                              2
Tether Ball                                 1
Bicycles                                    3
Easel                                       1
Mop & Pail                                  1
Crayon Board                                1
Assorted Yard Toys

                          TOTS UNLIMITED INVENTORY LIST

MCCLINTOCK LOCATION (Owned by LKG, Inc.)
- -------------------
Microwave                                  1
Large Refrigerator                         1
Small Refrigerator with Stands             2
Garbage Can on Wheels
Step Stool                                 3
Assorted Plastic Tubs
Telephones                                 3
Washer                                     1
Dryer                                      1
Large Ladder                               1
Dust Pans - Long Handle                    2
Mop - Commercial                           1
Aquarium                                   2
Chalkboard                                 1
Assorted Manipulative Games
Easel                                      1
Waste Paper Basket                        13
Folding Chairs - Adult                     3
Sink Stepping Stools                       3
Chairs - Child                           158
TV                                         2
TV Stand                                   1
VCR                                        1
Plastic Plant                              1
Radios                                     7
Cloth Racks with Shelves                   3
Wall Deodorizer                            3
Door Alarms, Fisher Price                  2
Fire Extinguisher                          5
Towel Dispenser
Soap Dispenser                             1
Clocks                                     8
Electric Pencil Sharpener                  1
Bulletin Boards                           25
Tables                                    33
Mylar Daily Message Board

                                 INVENTORY LIST
                                   (Continued)

Shelves                                 51
Mats                                    60
Hanging Mats                            38

HOUSEKEEPING CORNER
- -------------------
Toy Box                                  1
Table                                    1
Chairs                                   2
Little Tikes Kitchen                     1
Pantry                                   1
Washing Machine                          1
Clothes Dryer                            1
Rocking Chair                            1
Doll Bed                                 1
Changing Table                           1
Sink                                     1
Mail Box                                 1
Traffic Light                            1
Doll Houses                              2
Highway Carpet
Hopscotch Carpet
Assorted Plastic Baskets                50
Wooden Blocks                            1

3 YEAR OLD ROOM
- ---------------
Little Tikes Tables                      2
Little Tikes Chairs                      6
Clothing Rack with Shelf                 1
Assorted Plastic Baskets                50
Little Tikes Kitchen                     1
Doll Bed                                 1
Washer/Dryer                             1
Little Tikes Workbench                   1
Musical Instruments                      4
Wooden Puzzles                           9
Wooden Blocks

                                 INVENTORY LIST
                                   (Continued)

PLAYGROUND
- ----------
Wooden Swing/Climbing Structures                        2
Little Tikes Slides                                     4
Large Little Tikes Climb/Slide Structure                1
Tether Ball                                             1
Tricycles Metals                                        4
Plastic Tricycles                                       1
Assorted Tonda Trucks
Little Tikes Airplane                                   1
Large Garbage Cans                                      2
Outside Water Fountain                                  1
Inside Water Fountain                                   1
Metal Drivers                                           2

1 YEAR OLD ROOM
- ---------------
Wooden Stove                                            1
Little Tikes Climber                                    1
Little Tikes Rocker                                     1
Plastic Baskets                                         8

2 YEAR OLD ROOM
- ---------------
Little Tikes Table with Chairs                          2
Coat Rack with Shelf                                    2
Little Tikes Kitchen Set                                2
Little Tikes Rocker                                     1
Little Tikes Airplane                                   1
Baskets                                                49
Little Tikes Climber                                    1
Musical Instruments                                     3

                                 INVENTORY LIST
                                   (Continued)

OFFICE
- ------
Desk                                      1
Office Chair                              1
Samsung Monitor                           2
Keyboard                                  1
Computer                                  1
EPSN Printer                              1
3 Hole Punch                              1
Various Staplers & Removers
Horizontal File Cabinets                  2
Calculators                               2
Wall Filers - Plastic                     6

RURAL/RAY ROAD LOCATION (Owned by County Air, Inc.)
- -----------------------
No Inventory

                      TOTS UNLIMITED VANS
                      -------------------

1FBHS31G0FHA95832       1985    FORD        132,133.30 mi.
2GAGG355M4G4130882      1986    CHEVY       181,797.90 mi.
1G5EG25L2F7513905       1985    GMC         120,498.00 mi.
2G8EG25L4G4164178       1986    CHEVY        99,283.00 mi.
284FK4532KR169375       1989    DODGE       111,218.50 mi.

                                   EXHIBIT "C"

                                LEASED LOCATIONS

1.      Price Road and Southern Avenue (Lessee: Calman Corporation) Address:
        3320 South Price Road, Suites 111-113, Tempe, Arizona 85282

2. Guadalupe and McClintock (Lessee: Calman Corporation) Address: 1835 East Guadalupe Road, Suites C101-C103, Tempe, Arizona 85282

3. Rural Road and Ray Road (Lessee: Country Air, Inc.) Address: 1439 West Ray Road, No. 121, Chandler, Arizona 85284

4.      Alma School Road and 8th Avenue (Lessee: Calman Corporation) Address:
        848 South Alma School Road, Suites C1-C4, Mesa, Arizona 85210

                                   EXHIBIT "D"

                              LEASES TO BE ASSIGNED

1. Price & Southern Location: Lease dated June 25, 1996, between Orsett Properties Limited Partnership, a Massachusetts limited partnership, as landlord, and Calman Corporation, an Arizona corporation, as tenant.

2. McClintock & Guadalupe Location: Lease dated April 16, 1993, between Lomas Mortgages U.S.A., predecessor in interest to Weingarten Nostat, Inc., a Connecticut corporation, as landlord, and Calman Corporation, an Arizona corporation, as tenant.

3. Rural & Ray Location: Lease dated February 7, 1995 between Rural & Ray, L.L.C., an Arizona limited liability company, as landlord, and Country Air, Inc., an Arizona corporation as tenant.

4. Alma School & 8th Avenue Location: Lease dated August 25, 1995, between Citibank (Arizona), an Arizona corporation, as landlord, and Calman Corporation, an Arizona corporation, as tenant.

                                 EXHIBIT "E"(1)

                            TRADE ACCOUNTS RECEIVABLE

- ---------------
(1) This Exhibit to be completed during the Due Diligence Period and updated as of Closing

                                   EXHIBIT "F"

                                      LIENS

None.

                                   EXHIBIT "G"

                                  BILL OF SALE

        The Bill of Sale comprises Exhibit "G" of the Asset Purchase Agreement between CALMAN CORPORATION, an Arizona corporation, LKG, INC., an Arizona corporation, and COUNTRY AIR, INC., an Arizona corporation (herein jointly and severally "Selling Parties") each as one of the three entities comprising "Selling Parties" therein, and SUNRISE PRESCHOOLS, INC., a Delaware corporation ("Buyer") and is subject to all of the terms of said Agreement.

        For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Selling Parties, as their interests appear, do hereby transfer, sell, set over and assign unto Buyer all of the personal property listed on the attached inventory (jointly and severally "Personal Property"), which property is located at the preschool centers operated by Selling Parties and located at the site indicated.

        Selling Parties hereby represent and warrant to Buyer that it has title to and holds the entire interest in the Personal Property appearing on the attached inventory lists and that the Personal Property is hereby transferred free and clear of all liens and encumbrances.

        NO WARRANTIES. Buyer acknowledges that it has had full opportunity to examine each item comprising Personal Property and that the Personal Property shall be purchased in a "used" and "as is" and "as-shown" condition. Buyer further acknowledges and agrees that, except as expressly set forth in the paragraph immediately above, it is purchasing the Personal Property solely upon the basis of its investigation and not on the basis of any promise or representation, express or implied, written or oral, made by Selling Party or its agents, principals or employees.

        DATED as of the 22nd day of August, 1996.

                                   SELLING PARTIES:

                                   CALMAN CORPORATION, an Arizona
                                   corporation

                                   By: /s/ Kay Goodman
                                      ---------------------------------------
                                   Printed Name: Kay Goodman
                                                -----------------------------
                                   Its: President
                                       --------------------------------------

                                   LKG, INC., an Arizona corporation

                                   By: /s/ Kay Goodman
                                      ---------------------------------------
                                   Printed Name: Kay Goodman
                                                -----------------------------
                                   Its: President
                                       --------------------------------------

                                   COUNTRY AIR, INC., an Arizona corporation

                                   By: /s/ Kay Goodman
                                      ---------------------------------------
                                   Printed Name: Kay Goodman
                                                -----------------------------
                                   Its: President
                                       --------------------------------------

                             ACKNOWLEDGEMENT

                                   SUNRISE PRESCHOOLS, INC., a Delaware
                                   corporation

                                   By: /s/ James R. Evans
                                      --------------------------------------
                                   Printed Name: James R. Evans
                                                ----------------------------
                                   Title: President
                                         -----------------------------------

                                   EXHIBIT "H"

                       ASSIGNMENT AND ASSUMPTION OF LEASE

        THIS ASSIGNMENT AND ASSUMPTION OF LEASE (the "Assignment") is made this _____ day of August, 1996, by and between CALMAN CORPORATION, an Arizona corporation, d/b/a TOTS UNLIMITED ("Assignor"), and SUNRISE PRESCHOOLS, INC., an Arizona corporation ("Assignee").

I.      RECITALS

               1. Unless otherwise expressly provided herein, all capitalized terms used in this Assignment shall have the meanings set forth in the Asset Purchase Agreement entered into between Calman Corporation, as one of three entities comprising the Selling Parties, and Sunrise Preschools, Inc., as Buyer (the "Agreement").

               2. Assignor is presently the owner and holder of all of the lessee's interest in that lease dated June 25, 1996 and all modifications, amendments and/or supplements thereto (the "Lease") between Assignor, as lessee, and Orsett Properties Limited Partnership, a Massachusetts limited partnership, as lessor ("Landlord"), which leases to Assignor the real property and improvements located at 3320 South Price Road, Suites 111 - 113, Tempe, Arizona 85282 (the "Leased Location"). A true, correct and complete copy of the Lease is attached hereto as Exhibit "A" and incorporated herein by this reference.

               3. Pursuant and subject to the terms of the "Asset Purchase Agreement" dated August , 1996, by and between Assignor as one of the "Selling Parties" and Assignee as "Buyer" (the "Agreement" of which this Assignment constitutes Exhibit "H"), with respect to the purchase of the Purchased Assets located at the Leased Location, Assignor is assigning to Assignee and Assignee is acquiring from Assignor all of Assignor's interest as lessee in and to the Lease.

II.     AGREEMENT

        For Ten Dollars and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

               1. Assignment. Assignor hereby assigns, conveys, transfers, and sets over unto Assignee all of Assignor's right, title, and interest as lessee in and to the Lease, together with all rentals, tenant security deposits, advance rental deposits, and any other sums paid by Assignor relating to any obligation that is to be undertaken by Assignor following the close of escrow of the Agreement (the "Close of Escrow").

               2. Assumption. Assignee hereby agrees to assume, perform, fulfill, and comply with all covenants and obligations of the lease assigned hereunder and any amendments and/or modifications thereto that are to be performed and complied with by the lessee pursuant to the Lease on and after Close of Escrow as if Assignee were the original tenant thereunder.

               3. Indemnifications by Assignor. Assignor hereby agrees to indemnify, pay, defend (with counsel reasonably acceptable to Assignee), and hold Assignee harmless from and against any liabilities, obligations, actions, suits, proceedings, or claims, and all costs and expenses (including without limitation reasonable attorneys' fees) incurred in connection with the Lease, based upon or arising out of any action or breach or alleged breach of the Lease by Assignor occurring or alleged to have occurred prior to Close of Escrow.

               4. Indemnifications by Assignee. Assignee hereby agrees to indemnify, pay, defend (with counsel reasonably acceptable to Assignor), and hold Assignor harmless from and against any liabilities, obligations, actions, suits, proceedings, or claims, and all costs and expenses (including without limitation reasonable attorneys' fees) incurred in connection with the Lease, based upon or arising out of any action or breach or alleged breach of the Lease by Assignee occurring or alleged to have occurred after the Close of Escrow.

               5. Warranties. Assignor makes the following representations, warranties, and covenants to and with Assignee which shall survive the Close of Escrow and the execution of this Assignment:

                      a. The Lease is binding and in full force and effect, and has not been breached, terminated, modified, or supplemented in any way except as set forth on Exhibit "A" which is a true, complete and accurate copy of the Lease;

                      b. The Lease constitutes the entire agreement with the Landlord under the Lease, there are no understandings, representations, warranties, allowances, concessions, or promises not fully set forth in the Lease, and there are no other oral or written leases, occupancy agreements, or subleases for the Leased Location or any portion of the Leased Location;

                      c. Assignor has performed and fulfilled all terms, conditions, and obligations required of Assignor pursuant to the Lease, and Landlord has not asserted, and to the best of Assignor's knowledge is not entitled to assert, any claim against Assignor pursuant to the Lease;

                      d. As of Close of Escrow, there will be no assignments of or other liens or encumbrances on the Lease;

                      e. To the best of Assignor's knowledge, Landlord has not:
        (i) commenced any voluntary case, or had entered against Landlord an order for relief, under any chapter of the Federal Bankruptcy Code (Title 11 of the United States Code) or under any other similar federal or state law; (ii) caused, suffered, or consented to the appointment of a receiver, trustee, administrator, conservator, sequestrator, liquidator, or similar official in any federal, state, or foreign judicial or nonjudicial proceeding, to hold, administer, and/or liquidate all, or substantially all, of the Landlord's assets; (iii) made a general assignment for the benefit of creditors; or (vii) made an offer of settlement, extension, or composition to Landlord's creditors generally; and

                      f. All improvements or other work to be performed for Assignor under the Lease have been fully completed and paid for, and Assignor is not obligated to provide for any new or additional improvements, fixtures, or furnishings in relation to the Leased Location. The representations, warranties, covenants, and agreements contained in this Assignment are made and given in addition to and not in lieu of any other representations, warranties, covenants, and agreements contained in the Agreement.

               6. Counterparts. This Assignment may be executed in two or more Counterparts, each of which shall be deemed an original and all of which, together, shall constitute one and the same instrument.

               7. Binding Effect. This Assignment shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns.

        IN WITNESS WHEREOF, the parties have executed this Assignment as of the date set forth above.

                                   ASSIGNEE

                                   SUNRISE PRESCHOOLS, INC., a Delaware
                                   corporation

                                   By: /s/ James R. Evans
                                      --------------------------------------
                                   Printed Name: James R. Evans
                                                ----------------------------
                                   Title: President
                                         -----------------------------------

                                   ASSIGNOR

                                   CALMAN CORPORATION, an Arizona
                                   corporation

                                   By: /s/ Kay Goodman
                                      ---------------------------------------
                                   Printed Name: Kay Goodman
                                                -----------------------------
                                   Its: President
                                       --------------------------------------

                           ACKNOWLEDGEMENT AND CONSENT

               Landlord hereby acknowledges and consents to this Assignment dated as of the date set forth above and all of the terms and conditions contained herein.


                                   ORSETT PROPERTIES LIMITED
                                   PARTNERSHIP, a Massachusetts limited
                                   partnership

                                   By:__________________________________________
                                   Printed Name:________________________________
                                   Its:_________________________________________

                                   EXHIBIT "I"

                                   CERTIFICATE

        This Certificate is given pursuant to that certain Asset Purchase Agreement dated August 22, 1996 by and between CALMAN CORPORATION, an Arizona corporation, LKG, INC., an Arizona corporation, and COUNTRY AIR, INC., an Arizona corporation (jointly and severally "Selling Parties"), and SUNRISE PRESCHOOLS, INC., a Delaware corporation ("Buyer").

        The representations and warranties made by Selling Parties in the Asset Purchase Agreement are true and accurate in all material respects as of the date hereof with the same effect as though such representations and warranties had been made or given on and as of such date.

        IN WITNESS WHEREOF, the undersigned has executed this Certificate as of this 22nd day of August, 1996.

                                   SELLING PARTIES:

                                   CALMAN CORPORATION, an Arizona
                                   corporation

                                   By: /s/ Kay Goodman
                                      ---------------------------------------
                                   Printed Name: Kay Goodman
                                                -----------------------------
                                   Its: President
                                       --------------------------------------

                                   LKG, INC., an Arizona corporation

                                   By: /s/ Kay Goodman
                                      ---------------------------------------
                                   Printed Name: Kay Goodman
                                                -----------------------------
                                   Its: President
                                       --------------------------------------

                                   COUNTRY AIR, INC., an Arizona corporation

                                   By: /s/ Kay Goodman
                                      ---------------------------------------
                                   Printed Name: Kay Goodman
                                                -----------------------------
                                   Its: President
                                       --------------------------------------

                                   EXHIBIT "J"

                            AGREEMENT NOT TO COMPETE

               This Agreement ("Agreement"), effective as of August 22, 1996, is entered into between SUNRISE PRESCHOOLS, INC., a Delaware corporation ("Buyer"), CALMAN CORPORATION, an Arizona corporation, LKG, INC., an Arizona corporation, and COUNTRY AIR, INC., an Arizona corporation, and KAY GOODMAN (jointly and severally "Selling Parties").

               Whereas, Buyer has or will purchase the assets of the Business conducted by the Selling Parties located at four locations in the Phoenix, Arizona metropolitan area, identified on Exhibit "C" (the "Location");

               Whereas, this Agreement is a valuable asset and is an essential part of the purchase of the assets of the Business;

               NOW, THEREFORE, the parties agree as follows:

               1.     DEFINITIONS.

               Capitalized terms not otherwise defined in this Agreement shall have the same meaning as those terms in the Asset Purchase Agreement dated as of August 22, 1996, by and among Buyer and Selling Parties.

               The following terms used herein shall have the following meanings:

                      1.1 The term "directly or indirectly" shall mean as owner, employee, partner, agent, director, officer, lender, financier, stockholder or otherwise.

                      1.2 The term "Buyer's Protected Territory" shall mean a two mile radius surrounding each of the four Leased Locations.

               2.     SELLING PARTIES' AGREEMENT NOT TO COMPETE.

                      a. Selling Parties, including any affiliates, successors, and assigns, agree that for a period of five (5) years from the date hereof they will not, directly or indirectly, operate a preschool operation in Buyer's Protected Territory and will not participate in, engage in, reopen, or reestablish in any way, directly or indirectly, any business, trade, or occupation similar to the Business in the Buyer's Protected Territory, nor will they in any manner become interested, directly or indirectly, in any such business, trade, or occupation in the Buyer's Protected Territory. Selling Parties further agree not to sell, convey, license, or lease the trade name "Tots Unlimited" to any person engaged in any business, trade, or occupation similar to the Business in the Buyer's Protected Territory.

                      b. Selling Parties including any affiliates, successors, and assigns, agree that for a period of two (2) years from the date hereof they will not solicit, implore or request any Employee of Buyer working for Buyer at and after the Close of Escrow to leave employment with Buyer to accept employment with Selling Parties and Selling Parties agree not to employ any Employee of Buyer if the Employee seeks employment with Selling Parties of his or her own volition unless Buyer terminated the Employee's employment or first having received Buyer's written consent for such hiring. Likewise, Buyer agrees that for a period of two (2) years from the date hereof it shall not solicit, implore or request any employee of Selling Parties working at any preschool location, besides the four Leased Locations, run by Selling Parties in the greater Phoenix area to accept employment with Buyer unless Selling Parties have terminated that employee or Selling Parties have given written consent for such firing.

                      c. Selling Parties including any affiliates, successors, and assigns, agree that for a period of five (5) years from the date hereof they will not solicit, implore or request, excluding mass media advertising, any client of Selling Parties', at any of the four Leased Locations, to terminate services with Buyer and seek services with Selling Parties.

               3.     REMEDY FOR BREACH.

               It is agreed that it would be difficult to measure damages to the parties from any breach of this Agreement by the other party and that injury from any such breach would be great and incalculable, and that damages therefor would be an inadequate remedy. Accordingly, Selling Parties and Buyer agree that any party claiming a breach of this Agreement by the other party would be entitled to seek injunctive relief in any court having jurisdiction for a breach of this Agreement; provided, however, this clause shall not be construed to prohibit the parties from pursuing any other remedies permitted by law to redress such breach or any anticipated or threatened breach.

               4.     REASONABLENESS.

               The parties agree that the restrictions, duration and geographic scope of Buyer's Protected Territory contained in this Agreement are reasonable. Further, the restrictions, duration and scope of Buyer's Protected Territory in this Agreement are necessary to protect Buyer's bargained for interest in the Purchased Assets.

               5.     ATTORNEYS FEES.

               Should Buyer bring any action to enforce this Agreement, the parties agree that the prevailing party shall be entitled to recover reasonable costs and attorneys fees incurred in prosecuting such action in such amount adjudged reasonable by the court.

               6.     BINDING AGREEMENT.

               This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, personal representatives, successors, and assigns.

               7.     COUNTERPARTS.

               This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which counterparts collectively shall constitute one instrument representing the agreement among the parties.

               8.     APPLICABLE LAW.

               This Agreement shall be interpreted and construed in accordance with the laws of the State of Arizona.

               9.     ENTIRE AGREEMENT.

               This Agreement represents the entire Agreement with respect to competition between the parties. All prior or contemporaneous negotiations, agreements or understandings, whether oral or written, are merged into this document. This Agreement may only be modified in writing executed by all parties hereto.

               IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

                                   BUYER:

                                   SUNRISE PRESCHOOLS, INC., a Delaware
                                   corporation

                                   By: /s/ James R. Evans
                                      --------------------------------------
                                   Printed Name: James R. Evans
                                                ----------------------------
                                   Title: President
                                         -----------------------------------

                                   SELLING PARTIES:

                                   CALMAN CORPORATION, an Arizona
                                   corporation

                                   By: /s/ Kay Goodman
                                      ---------------------------------------
                                   Printed Name: Kay Goodman
                                                -----------------------------
                                   Its: President
                                       --------------------------------------

                                   LKG, INC., an Arizona corporation

                                   By: /s/ Kay Goodman
                                      ---------------------------------------
                                   Printed Name: Kay Goodman
                                                -----------------------------
                                   Its: President
                                       --------------------------------------

                                   COUNTRY AIR, INC., an Arizona corporation

                                   By: /s/ Kay Goodman
                                      ---------------------------------------
                                   Printed Name: Kay Goodman
                                                -----------------------------
                                   Its: President
                                       --------------------------------------

                                   /s/ Kay Goodman
                                   ------------------------------------------
                                   KAY GOODMAN

                                   EXHIBIT "K"

                                   CERTIFICATE

        This Certificate is given pursuant to that certain Asset Purchase Agreement dated August 22, 1996 by and between CALMAN CORPORATION, an Arizona corporation, LKG, INC., an Arizona corporation, and COUNTRY AIR, INC., an Arizona corporation ("Selling Parties"), and SUNRISE PRESCHOOLS, INC., a Delaware corporation ("Buyer").

        The representations and warranties made by Buyer in the Asset Purchase Agreement are true and accurate in all material respects as of the date hereof with the same effect as though such representations and warranties had been made or given on and as of such date.

        IN WITNESS WHEREOF, the undersigned has executed this Certificate as of this 22nd day of August, 1996.

                                   BUYER

                                   SUNRISE PRESCHOOLS, INC., a Delaware
                                   corporation

                                   By: /s/ James R. Evans
                                      --------------------------------------
                                   Printed Name: James R. Evans
                                                ----------------------------
                                   Title: President
                                         -----------------------------------

                                   EXHIBIT "L"

                                 PROMISSORY NOTE

$425,000.00                                                     Phoenix, Arizona
                                                               August 22, 1996

        FOR VALUE RECEIVED, the undersigned SUNRISE PRESCHOOLS, INC., a Delaware corporation ("Maker"), promises to pay to CALMAN CORPORATION, an Arizona corporation, LKG, INC., an Arizona corporation, and COUNTRY AIR, INC., a
Arizona corporation (jointly and severally "Selling Parties"), at 3157 East Irwin, Mesa, Arizona 85204, or at such other place as the holder hereof may from time to time designate in writing, the principal sum of FOUR HUNDRED TWENTY-FIVE THOUSAND AND NO/100 DOLLARS ($425,000.00), with interest thereon at the rate of eight percent (8%) per annum, from the date hereof on the principal balance from time to time outstanding as hereinafter provided. This Note is being executed in connection with that Asset Purchase Agreement between Maker and Selling Parties, dated August 22, 1996 (the "Agreement"), for the purchase of Selling Parties' preschool Business located at four locations in the Phoenix, Arizona metropolitan area and identified on Exhibit "C" to the Agreement. Principal, interest and all other sums payable hereunder are to be paid in lawful money of the United States of America, as follows:

        Interest shall accrue at the rate of 8% per annum. Interest and principal shall be paid monthly in equal installments of $10,375.49 each, due and payable on the first day of each month, beginning September 1, 1996, for a period of four years from the date hereof for a total of forty-eight (48) payments. On August 1, 2000, all unpaid principal and accrued interest shall be paid in full.

        The Maker shall have the option to prepay this Note, in whole or in part, at any time without penalty; provided, however, that prepayment shall be applied first to interest accrued to the first day of the month in which such prepayment is made, and then to principal. All prepayments shall be applied in the inverse order of maturity, or, at the option of the holder, in the regular order of maturity.

        It is hereby expressly agreed that if a payment is made later than five
(5) business days after such payment is due, Maker shall pay a late penalty to Selling Parties equal to four percent (4%) of the outstanding payment.

        It is hereby expressly agreed that should any default be made in the payment of any installment of principal or interest when due on this Note, and should such default continue for a period of fifteen (15) days, then and in any such event the whole sum of principal and accrued interest may, at the option of the holder hereof, be declared due and payable. Upon the occurrence of any such uncured default, the interest rate for this Note shall be increased to sixteen percent (16%) for as long as such uncured default remains. Maker agrees to pay all collection expenses, including reasonable attorneys' fees and court costs, incurred in the collection or enforcement of all or any part of this Note. Such court costs and attorneys' fees shall be set by the court and not by the jury, and shall be included in any judgment obtained by the holder hereof. Time is of the essence of this Note.

        Failure of the holder hereof to exercise any option hereunder shall not constitute a waiver of the right to exercise the same in the event of any subsequent default or in the event of continuance of any existing default after demand for strict performance thereof.

        Maker, sureties, guarantors and endorsers hereof agree to be jointly and severally bound, severally waive any homestead or exemption right against said debt, and severally waive demand, diligence, presentment for payment, protest and demand, notice of extension, dishonor, protest, demand and nonpayment of this Note, and consent that the holder hereof may extend the time of payment or otherwise modify the terms of payment of any part or the whole of the debt evidenced by this Note, at the request of any other person or entity primarily liable hereon, and such consent shall not alter nor diminish the liability of any person or entity, it being further agreed by them that they will pay any collection expenses, court costs and reasonable attorneys' fees which may be incurred in the collection or enforcement of this Note or of any part hereof.

        This Note shall be construed according to the laws of the State of Arizona.

        IN WITNESS WHEREOF, this Promissory Note has been executed as of the date first written above.

                                   SUNRISE PRESCHOOLS, INC., a Delaware
                                   corporation

                                   By: /s/ James R. Evans
                                      --------------------------------------
                                   Printed Name: James R. Evans
                                                ----------------------------
                                   Title: President
                                         -----------------------------------
                                              MAKER

                                   EXHIBIT "M"

                               SECURITY AGREEMENT

        In consideration of one or more loans or credit accommodations granted to undersigned ("Debtor") by CALMAN CORPORATION, an Arizona corporation LKG, INC., an Arizona corporation, and COUNTRY AIR, INC., an Arizona corporation ("Secured Parties"), Debtor hereby pledges and assigns to Secured Parties, and grants to Secured Parties a security interest in, the following:

               1. Purchased Assets: those Purchased Assets as defined and described in the Asset Purchase Agreement dated August 22, 1996 by and between Debtor and Secured Parties (the "Agreement"), and

               2. Leases to be Assigned: those Leases to be Assigned as defined and described in the Agreement, and all proceeds thereof (collectively referred to as "Collateral") to secure the performance of the covenants and agreements herein set forth and payment of Debtor's note dated August 22, 1996, in the sum of FOUR HUNDRED TWENTY-FIVE THOUSAND AND NO/100 DOLLARS ($425,000.00) (the "Note") and interest as specified therein and any and all extensions or renewals thereof in whole or in part.

        Selling Parties designate LKG, Inc., an Arizona corporation, as the agent of the Selling Parties to receive all payments under the Promissory Note and any and all notices due under the Agreement, this Security Agreement, and any related documents.

        So long as Secured Parties maintain a security interest in any part or portion of the Purchased Assets, including any potential liability under any of the subject Leases, and/or are owed money by Debtor, Debtor agrees:

        1. Upon request, to execute and/or deliver all such instruments, documents and other papers as may be requested by Secured Parties in order to cause any and all payments and notices provided under the terms of the Collateral to be made and given directly to Secured Parties.

        2. To execute and deliver UCC-1 financing statements as may be necessary to perfect such security interest under the laws of the State of Arizona.

        3. To pay Secured Parties demand on all costs and expenses, including reasonable attorneys' fees, incurred by Secured Parties in the preservation, realization, enforcement and exercise of the rights, powers and remedies of Secured Parties and the obligations of Debtor hereunder.

        4. (a) Not to assign, transfer or sublease, in any form or manner, any of the Leased Locations, or amend or modify the Leases to increase the rental amounts or term, without prior written consent of the Assignor, which consent may not be unreasonably withheld. This paragraph

4(a) shall apply only to an isolated assignment, sale, transfer or sublease of any of the Leases to be Assigned and/or Purchased Assets to which this Security Agreement pertains and shall not affect or apply to any corporate merger, acquisition, or consolidation of any form to which Debtor is a party.

               (b) Landlord under the Leases to be Assigned will be advised in writing that it is to notify Secured Parties in the event of any default by the terms of the subject Lease.

        5.     (a)    Debtor shall:

                      (i) maintain and operate each of the day care centers and all government licenses necessary to operate each such center, and the leased premises, in a good and prudent manner;

                      (ii) forthwith notify Secured Parties of any default in a lease of any of the subject premises and concurrently provide Selling Parties with a true and accurate copy of any and all notices of default received by Buyer; and

                      (iii) timely comply with all provisions of the Agreement;

               (b)    Debtor shall not:

                      (i) permit any lien, claim or encumbrance upon any of these assets superior to the interest of Secured Parties;

                      (ii) sell, assign or transfer title to any of the Purchased Assets except in the ordinary course of business; and

                      (iii) be in default under any provisions of the Agreement;

        6.     Any of the following shall constitute an event of default:

               (a) Violation of any of the covenants, promises and/or agreements herein.

               (b) Failure of Debtor to pay, when due, any indebtedness secured hereby.

               (c) The commencement of any bankruptcy, arrangement, reorganization, insolvency, receivership or similar proceedings by or against Debtor or against any guarantor or surety for Debtor.

               (d) Dissolution or termination of corporate existence of Debtor.

               (e) Violation of any of Buyer's obligations and/or warranties contained in the Agreement and/or any Exhibit thereto.

        7. Upon the happening of any uncured event of default, Secured Parties may, at its option, and without notice to any party, Secured Parties shall have the rights, options, duties and remedies afforded a secured party at equity, under the laws of the State of Arizona or under the Agreement or this Security Agreement, including, but not limited to, the right to cure any default of Buyer with a third party under the Agreement, Security Agreement, or related document by making any payment(s) owed by Buyer to said third party and/or, in the case of a landlord's reasonable demand that certain repairs or other physical modifications be made at a center as required under the Leases, the right to enter upon the premises and make such changes in the event that Buyer has failed to do so within a reasonable period of time, thereby jeopardizing the continuation of the lease through its full term. In the event that Selling Parties have expended sums of monies to cure any of the above defaults, then such monies shall become immediately due and owing from Buyer to Selling Parties and, until paid, any such unpaid sums of money shall be added to the balance of principal owed by Buyer to Selling Parties, accruing interest at the same rate of interest and same shall also be deemed to increase by a like sum the principal amount due pursuant to the Promissory Note issued to Selling Parties by Buyer.

        8. It is understood and agreed that Secured Parties does not assume and will not be subject to any obligation or liability of Debtor under any Collateral in which Secured Parties is granted a security interest.

        9. This Security Agreement is not taken in payment of the obligation except to the extent that Secured Parties actually recovers payment hereunder.

        10. Upon satisfaction of all payments due under the Note and Asset Purchase Agreement, Secured Parties agree to execute such documents as are necessary to terminate this Agreement, all UCC-1 filings, and any other security document related hereto.

        11. This agreement shall be governed by the laws of the State of Arizona. Any provisions found to be invalid shall not invalidate the remainder hereof. Waiver of any default shall not constitute waiver of any subsequent default. Any true and correct carbon, photographic, or other reproductive copy of this Agreement may be filed or recorded as a financing statement. If this instrument is signed by more than one Debtor the singular word "Debtor" shall include the plural, and the obligations of all such Debtors shall be joint and several. All words used herein shall be construed to be of such gender and number as the circumstances require, and all reference herein to Debtor shall include all other persons primarily or secondarily liable hereunder. This instrument shall be binding upon the heirs, personal representatives, successors and assigns of Debtor, and inure to the benefit of Secured Parties, its successor and assigns. THIS AGREEMENT AND THE DOCUMENTS REFERENCED HEREIN CONSTITUTE THE ENTIRE AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE SUBJECT MATTER CONTAINED HEREIN, AND MAY NOT BE ALTERED OR AMENDED EXCEPT BY A WRITING SIGNED BY ALL PARTIES.

        Executed this 22nd day of August, 1996.

                                   DEBTOR

                                   SUNRISE PRESCHOOLS, INC., a Delaware
                                   corporation

                                   By: /s/ James R. Evans
                                      --------------------------------------
                                   Printed Name: James R. Evans
                                                ----------------------------
                                   Title: President
                                         -----------------------------------

                                   SECURED PARTIES:

                                   CALMAN CORPORATION, an Arizona
                                   corporation

                                   By: /s/ Kay Goodman
                                      ---------------------------------------
                                   Printed Name: Kay Goodman
                                                -----------------------------
                                   Its: President
                                       --------------------------------------

                                   LKG, INC., an Arizona corporation

                                   By: /s/ Kay Goodman
                                      ---------------------------------------
                                   Printed Name: Kay Goodman
                                                -----------------------------
                                   Its: President
                                       --------------------------------------

                                   COUNTRY AIR, INC., an Arizona corporation

                                   By: /s/ Kay Goodman
                                      ---------------------------------------
                                   Printed Name: Kay Goodman
                                                -----------------------------
                                   Its: President
                                       --------------------------------------

                                   EXHIBIT "N"

                         CONDITIONAL ASSIGNMENT OF LEASE

KNOW ALL MEN BY THESE PRESENTS:

        BY THIS CONDITIONAL ASSIGNMENT OF LEASE (hereinafter called the "Assignment"), the undersigned SUNRISE PRESCHOOLS, INC., a Delaware corporation (hereinafter called "Assignor"), whose address is 9128 East San Salvador, Suite 200, Scottsdale, Arizona 85258, for valuable consideration, the receipt of which is hereby acknowledged, does hereby assign, transfer, convey and set over to ___________________________________, an Arizona corporation (hereinafter called "Assignee"), whose address is
________________________________________________________________________________
________________________________________, and does hereby grant to Assignee a security interest in, all of Assignor's right, title and interest in and to that Lease dated by and between Assignor as successor to tenant's interest and ___________________________________ ("Landlord"), together with all obligations of Landlord due or to be performed thereunder or with respect thereto (all hereinafter called the "Lease").

        TO HAVE AND TO HOLD the same from this day forward so long as any part of the obligations of Assignor hereinafter described remains unpaid and unperformed.

        This Assignment is made as and shall constitute collateral security for any and all indebtedness and liabilities of any kind and nature of Assignor to Assignee, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, under that loan by Assignee to Assignor pursuant to that Asset Purchase Agreement between Assignor and Assignee of even date herewith (hereinafter called the "Agreement"), evidenced by that Promissory Note made by Assignor to the order of Assignee as one of three Selling Parties in the principal amount of FOUR HUNDRED TWENTY-FIVE THOUSAND AND NO/100 DOLLARS ($425,000.00) (hereinafter called the "Promissory Note") and secured by other lien and security instruments, all of even date herewith (all of the foregoing hereinafter called the "Obligation").

        1.     Assignor represents, warrants and covenants that:

               (a) Assignor has full power, right and authority to execute and deliver this Assignment.

               (b) Assignor has not conveyed, transferred, or assigned the Lease or any right or interest therein and has not executed any other document or instrument that might prevent or limit Assignee from operating under the terms, conditions and provisions of this Assignment.

               (c) Assignor shall make no other assignment of the Agreement or of any right or interest therein.

               (d) Assignor shall perform and observe, in timely fashion, all of the covenants, conditions, obligations and agreements of Assignor under the Lease in accordance with the terms, conditions and provisions thereof.

        2. Assignor hereby authorizes Assignee, upon the occurrence of any uncurred event of default under the Agreement or any document or instrument securing the Obligation, and at any time while such event of default is continuing, or upon any default by Assignor under the Lease that remains uncured after the expiration of any grace period provided therein, and upon the election by Assignee to exercise its rights under this Assignment, to enforce Assignor's rights under the Lease and to receive any performance of Landlord thereunder. Assignor hereby authorizes Landlord to accept this Assignment and authorizes and directs Landlord, upon such default by Assignor and election by Assignee, to make and render all acts and performances required of Landlord under the terms of the Lease directly to Assignee or its nominee as Assignee may direct. Assignor hereby relieves Landlord from any liabilities to Assignor that Assignor might otherwise have or assert by reason of the making or rendering of any performance by Landlord under the Agreement to Assignee or its nominee pursuant to this Section 2.

        3. No change, amendment or modification shall be made to the instructions of Assignor contained herein without the prior written approval of Assignee.

        4. Assignor shall promptly notify Assignee of any default or breach of or under the Lease or of any failure of performance or other condition that, after notice or lapse of time, or both, could become a default or breach by Landlord of or under the Lease.

        5. Assignor, immediately upon receipt, shall deliver to Assignee at the address set forth above a true and complete copy of any notice of default or breach and all other communications respecting a default or breach, alleged default or breach, failure of performance, or other condition that with lapse of time or after additional notice, or both, could become a default or breach by Assignor of or under the Agreement, or otherwise relating to Assignor's good standing with respect to the Lease.

        6. Assignee shall have the right at any time to appear in and defend and be represented by counsel of its own choice in any action or proceeding purporting to affect Assignor's rights under the Lease.

        7. All amounts paid, suffered or incurred by Assignee in exercising any authority granted herein due to or caused by a default of Assignor, including reasonable attorneys' fees, and all other amounts due Assignee from Assignor in connection with this Assignment shall be added to the Obligation, shall be secured by all lien and security documents securing the Obligation, shall bear interest at the highest rate payable on any of the Obligation until paid, and shall be due and payable by Assignor to Assignee immediately without demand.

        8. Neither the execution and delivery of this Assignment nor any failure on the part of Landlord to comply with, honor and perform in accordance with the Lease shall affect the liability of any party to pay and perform the Obligation.

        9. The taking of this Assignment by Assignee shall not effect the release of any other collateral now or hereafter held by Assignee as security for the Obligation, nor shall the taking of additional security for the Obligation hereafter effect a release or termination of this Assignment or any terms, conditions or provisions hereof.

        10. Assignor, upon request of Assignee, shall execute and deliver such additional documents, including but not limited to financing statements, and do such other acts as may be reasonably necessary to fully implement the intent of this Assignment and to perfect and preserve the rights and interests of Assignee hereunder and the priority thereof.

        11. Time is of the essence. This Assignment shall be binding upon Assignor and its successors and assigns and shall inure to the benefit of Assignee and its successors and assigns; this Assignment, however, is not intended to confer any right or remedies upon any person other than the parties hereto and their successors and assigns.

        12. No failure or delay on the part of Assignee in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights, powers and remedies hereunder are cumulative and may be exercised by Assignee either independently of or concurrently with any other right, power or remedy contained herein or in any document or instrument executed in connection with the Obligation.

        13. By executing this Assignment, Assignor acknowledges receipt of a copy hereof. A carbon, photographic or other reproduced copy of this Assignment and/or any financing statement relating hereto shall be sufficient for filing and/or recording as a financing statement. This Assignment shall be governed by and construed according to the laws of the State of Arizona.

        IN WITNESS WHEREOF, these presents are executed as of the _____ day of August, 1996.

                                   SUNRISE PRESCHOOLS, INC., a Delaware
                                   corporation

                                   By:__________________________________________
                                   Printed Name:________________________________
                                   Its:_________________________________________

                                                                        ASSIGNOR

                           ACKNOWLEDGMENT AND CONSENT

        The undersigned is referred to in the foregoing Conditional Assignment of Lease (the "Assignment") as Landlord. The undersigned acknowledges and consents to the Assignment and agrees that upon a default of Assignor as stated thereunder and the election of Assignee to exercise its rights under the Assignment, it will render all acts and performances required of it under the terms of the Lease directly to Assignee or its nominee as Assignee may direct.

        This Acknowledgment and Consent and the agreement of the undersigned contained herein is conditioned upon the following: (i) neither the Assignment nor this Acknowledgment and Consent shall give Assignee any greater rights under the Lease than those of Assignor, and (ii) upon a default by Assignor and the election of Assignee to exercise its rights under the Assignment, Assignee will perform all of the covenants, conditions, obligations and agreements of Assignor under the Lease.

        The undersigned hereby certifies to Assignee and agrees that:

               1. The Lease is in full force and effect and no breach or default exists under the Lease and no event has occurred and no condition exists that, after notice or lapse of time, or both, would constitute a breach or default under the Lease.

               2. All conditions precedent to the obligation of the undersigned to perform pursuant to the Lease have been fully satisfied.

               3. The undersigned will notify Assignee in writing in the event of any breach or default by Assignor under the Agreement. In the event that Assignee exercises its rights under the Assignment and gives due notice to Landlord of such election, Assignee will be entitled to a cure period for any Assignor default in addition to that of Assignor.

                                   LANDLORD

                                   By:__________________________________________
                                   Printed Name:________________________________
                                   Its:_________________________________________